Exhibit 99.1

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (hereinafter "Agreement") is effective as of the 1st day of July 2006, by and between South Carolina Electric & Gas Company (hereinafter "SCE&G") and Neville O. Lorick (hereinafter "Contractor"), pursuant to which Contractor will provide services, as set forth below, to assist SCE&G under the terms and conditions and for the consideration set forth below.

RECITALS

WHEREAS, SCE&G desires to enter into the relationship described above with Contractor as an independent contractor and not as an employee of SCE&G for the purpose of:

1.	evaluating and advising SCE&G on scrubber technology, to include components, contractors, and construction preparations;
2.	evaluating and advising SCE&G on the application process for a combined construction/operating license for the new nuclear reactor(s) at VC Summer;
3.	advising on preparations for and responses to any natural disasters affecting SCE&G's systems; and
4.	consulting and advising SCE&G on its interests in regulatory and/or political processes.

WHEREAS, SCE&G does not seek and does not assert any control over the day-to-day activities of Contractor in performing the services necessary to accomplish the objectives set forth herein. Furthermore, Contractor will be solely responsible for scheduling his work hours to timely accomplish the objectives described herein.

WHEREAS, Contractor possesses the requisite skills, training, and expertise to perform the services called for under this Agreement and wishes to perform services based on the terms and conditions herein.

WHEREAS, Contractor understands that he will be performing services under this Agreement as an independent contractor and not as an employee of SCE&G and, therefore, will be solely responsible for all federal and state tax obligations imposed with respect to payments received from SCE&G. Further, SCE&G will not pay any Federal Insurance Contributions Act ("FICA") taxes or Federal Unemployment Tax Act ("FUTA") taxes, will not withhold or pay any income tax withholding or FICA taxes on Contractor's behalf, and will not cover Contractor for workers' compensation purposes.

WHEREAS, Contractor agrees to release and indemnify SCE&G of any and all liability that could be associated with performing services pursuant to this Agreement; including but not limited to, any claim for workers' compensation benefits or other damages resulting from any injury by any employee of Contractor while working pursuant to this Agreement; any tax liabilities or consequences which could arise out of Contractor's failure to withhold taxes from his or any employee's pay in accordance with state or federal law.

THEREFORE, in consideration of the mutual promises set forth herein, SCE&G and Contractor agree as follows:

ARTICLE I
STATUS AS INDEPENDENT CONTRACTOR
1.1	Consideration SCE&G hereby engages Contractor to perform the following services, for and to the benefit of SCE&G:
	1.	evaluating and advising SCE&G on scrubber technology, to include components, contractors, and construction preparations;
	2.	evaluating and advising SCE&G on the application process for a combined construction/operating license for the new nuclear reactor(s) at VC Summer;
	3.	advising on preparations for and responses to any natural disasters affecting SCE&G's systems; and
	4.	consulting and advising SCE&G on its interests in regulatory and/or political processes.

In consideration for said services, SCE&G shall compensate Contractor only while this Agreement is in effect, as described in section 2.1. For the convenience of both parties, SCE&G will compensate Contractor in 12 equal monthly payments of $34,666.67. SCE&G and Contractor estimate the objectives described herein to require an average of 20 hours per week, however, if Contractor works in excess of these estimated average hours, SCE&G's Chief Executive Officer may consider additional compensation as is deemed appropriate.

1.2
Status of Contractor as Independent Contractor
Contractor understands that for all purposes under this Agreement, Contractor will operate as an independent contractor. As such, the following provisions shall apply:

1.2.1
Contractor shall choose the time, location, and manner in which all services are performed, according to his own judgment, as long as the objectives set forth herein are met in a satisfactory manner by the deadlines set in section 2.1 of this Agreement.

1.2.2
It is within Contractor's discretion whether to work at home or on SCE&G's premises. To the extent Contractor chooses to work on SCE&G's premises for his own convenience in accomplishing the objectives herein, SCE&G agrees to provide an office and basic furnishings. Any furnishings beyond those basic items provided by SCE&G will be at Contractor's own expense.

1.2.3
Contractor expressly agrees that neither he, nor any individual he may employ, if any, shall be considered an employee of SCE&G for any purpose associated with the performance under this Agreement. Both SCE&G and Contractor acknowledge that without this Agreement, no relationship or other requirements exist between them; and that pursuant to this Agreement, Contractor is an independent contractor. None of the benefits that SCE&G provides to its employees shall be available to Contractor (or his employees) and to the extent that Contractor (or his employees) may now, or hereafter, and for any reason, become eligible for any benefit programs maintained by SCE&G, Contractor (for himself and on behalf of his employees) hereby waives the right to participate in such programs. This provision in no way voids or adversely affects Contractors rights to SCE&G benefits he earned and to which he was fully vested prior to the date of this Agreement and while he was an employee of SCE&G.

1.2.4
For all tax purposes, including but not limited to, FICA; the Social Security Act; the Immigration Reform and Control Act; FUTA; income tax withholdings; and any and all other federal, state, or local laws, rules, and regulations, Contractor and each of his employees shall be treated as an independent contractor and not an employee of SCE&G.

1.2.5
Contractor acknowledges and agrees that he shall be responsible (as a self-employed individual) for filing all tax returns, tax declarations, tax schedules, and for the payment of all taxes required when due with respect to any and all compensation derived from the services performed under this Agreement.

1.2.6
Contractor agrees to be fully and totally responsible for all expenses incurred while performing the objectives of this Agreement and shall not be entitled to reimbursement by SCE&G for any expense incurred.

1.2.7
Contractor agrees to indemnify and hold SCE&G (including its officers, managers, employees, and agents) harmless against any and all claims, losses, liabilities, damages, and expenses arising out of, or as a result of, any work performed by Contractor while acting pursuant to this Agreement.

1.3
Training by SCE&G
SCE&G acknowledges Contractor's existing training, skills, and experience as related to the objectives herein to be completed. Contractor represents that he is fully trained to perform the services contracted for and that he is not in need of any training by SCE&G. Therefore, SCE&G will not provide Contractor with any training related to the objectives herein.

1.4
Contractor's Assistants
Contractor shall have the right to engage assistance in completing the duties set forth herein as he deems appropriate. Contractor shall be responsible for paying any and all compensation and any applicable employment taxes that might be owed to any such assistants, and Contractor shall indemnify and hold SCE&G harmless against any such liabilities. Contractor agrees to provide his assistants with workers' compensation coverage.

1.5
Contractor's Access to SCE&G Employees
SCE&G acknowledges it may be beneficial for Contractor to interact with certain SCE&G employees during the performance of this Agreement. Therefore, SCE&G agrees to make certain employees available to Contractor for advisory purposes only. Any individual employed by SCE&G will not be considered an "assistant" of Contractor as described in section 1.4 of this Agreement, nor will Contractor have any input into any personnel action of a SCE&G employee advising him in relation to this Agreement.

1.6	Tools and Materials and Equipment Contractor must furnish all tools, all materials, and all other equipment necessary to perform the services contracted for under this Agreement.

1.7
Additional Matters
Contractor may attend SCE&G's future Leadership Meetings as a guest. Additionally, Contractor acknowledges that as an independent contractor, the following may be provided to him at his own expense and/or taxing:

1.7.1	Contractor will have access to Ramsey Grove for a period not to exceed 18 months and he must reimburse SCE&G for any direct expenses incurred.

1.7.2	SCE&G will provide Contractor with a parking space in the Palmetto Center basement while this Agreement is in effect, however, Contractor will be charged a fee for this reserved space.

1.7.3	SCE&G will provide Contractor with a home security system for a period not to exceed 18 months and he will be charged the appropriate monthly monitoring fee.

ARTICLE 2
TERMS AND TERMINATION

2.1
Terms of Agreement
This Agreement shall take effect on July 1, 2006, and continue in full force and effect for a period of 12 months, or until June 30, 2007. This Agreement may be extended, if necessary, in single increments of 6 months, but shall not exceed a total of 12 additional months, or June 30, 2008. An extension of this Agreement shall be valid and binding only if approved and signed by both SCE&G and Contractor and attached to this Agreement as an Addendum. Any extension agreed to by SCE&G must be approved in advance by SCE&G's Chief Executive Officer. This Agreement, or any extension hereto, may be terminated only pursuant to section 2.2 below.

2.2
Termination of Agreement
SCE&G may terminate this Agreement immediately if it determines that Contractor lacks the skills necessary to accomplish the objectives contracted for by SCE&G, Contractor's work fails to meet the expectations of SCE&G, or Contractor breaches any term of this Agreement. Either SCE&G or Contractor may terminate this Agreement if made in writing and 30 days notice is provided. Notwithstanding the foregoing, this Agreement shall terminate pursuant to the deadlines imposed in section 2.1.

ARTICLE 3
GENERAL PROVISIONS
3.1	Governed by South Carolina Law This Agreement shall be governed by the laws of the state of South Carolina.

3.2
Notices
Any notice required or permitted under the Agreement shall be in writing and sent to the other party by first class mail at the address first set forth below or to such other address as a party hereto may specify in writing:

SCE&G	Contractor (HOME ADDRESS)
1426 Main Street	XXXXXXXXXXXXXX
Columbia, SC 29201	XXXXXXXXXXXXXX

3.3
Entire Agreement
This Agreement, including any Addendums, constitutes the entire agreement between the parties and supersedes and replaces any and all previous agreements, either oral or written. Notwithstanding the foregoing, Contractor shall be entitled to all compensation or benefits for which he is entitled pursuant to the terms of any SCE&G benefit plan(s). No modifications, amendments, or changes to this Agreement shall be binding on the parties unless and until the parties have approved the modifications in writing.

3.4
Severability
If any provision of this Agreement is found, held, or deemed to be void, unlawful, or unenforceable for any reason, then such invalid or unenforceable section shall be removed and not affect the other parts of this Agreement, which parts shall remain in full force and effect.

3.5
Waivers Not Continuing
No breach of any provision hereof can be waived unless in writing. Waiver of any breach of any provision shall not be deemed to be a waiver of any further breach of the same or any other provision of this Agreement.

3.6
Assignability
SCE&G may transfer or assign this Agreement (in whole or in part) to any subsidiary or affiliate of SCE&G or to any entity with which SCE&G may be merged or consolidated, or which may acquire substantially all of the existing business of SCE&G. This Agreement shall inure to the benefit of and shall be binding upon the successors or permitted assigns of SCE&G. If this Agreement is assigned in accordance with the foregoing provisions, all references herein to SCE&G shall likewise be deemed to be references to the successor or assignee. Contractor may not transfer, assign, or otherwise convey this Agreement for any part of Contractor's interest herein.

IN WITNESS WHEREOF, the parties execute this Independent Contractor Agreement this the 15th day of June 2006.

South Carolina Electric & Gas Company:

By: /s/William B. Timmerman

Title: Chief Executive Officer

INDEPENDENT CONTRACTOR:

/s/Neville O. Lorick
Neville O. Lorick